Exhibit 99.1

Contact:

David Bullock

Chief Financial Officer

(717) 849-8500

Jeff Grossman

(717) 771-3220

InvestorRelations@grahampackaging.com

Graham Packaging Company, L.P. and GPC Capital Corp. I Amend Tender Offers and Consent Solicitations

YORK, PA, — July 18, 2011 — Graham Packaging Company Inc. (NYSE:GRM) (“Graham”) announced today that its wholly-owned subsidiaries Graham Packaging Company, L.P. and GPC Capital Corp. I (collectively, the “Issuers”), are amending the terms of the tender offers and consent solicitations for their 8.25% Senior Notes due January 1, 2017 and 8.25% Senior Notes due October 1, 2018 (collectively, the “Senior Notes”) set forth in the Offer to Purchase and Consent Solicitation Statement dated July 6, 2011 (the “Statement”) and the related Consent Letter (as defined in the Statement).

The amendments:

•	increase the “Consent Fee” from $15 to $25 per $1,000 principal amount of Senior Notes for which consents are validly delivered prior to the “Early Tender/Consent Deadline”;

•

extend the “Early Tender/Consent Deadline” applicable to the tender offers and consent solicitations for the Senior Notes previously scheduled for 5:00 p.m., New York City time, on July 19, 2011 to 5:00 p.m., New York City time, on July 20, 2011; and

•	decrease the “Base Offer Consideration” offered to holders of the Senior Notes who validly tender their Senior Notes from $995 to $985 per $1,000 principal amount of Senior Notes tendered;

The “Total Consideration” offered for the Senior Notes will remain unchanged at $1,020 per $1,000 principal amount of Senior Notes validly tendered, and related consents validly delivered, prior to the “Early Tender/Consent Deadline.”

Only holders of Notes (as defined below) as of 5:00 p.m., New York City time, on July 6, 2011 (the “Record Date”), may deliver consents in connection with the consent solicitations. Holders of Notes as of the Record Date may deliver consents without tendering their Notes in the tender offers.

The Issuers are not changing any of the terms of the tender offer and consent solicitation related to their 9.875% Senior Subordinated Notes due 2014 (together with the Senior Notes, the “Notes”).

The table below sets forth the amended consideration and fees to be paid in connection with the tender offers and consent solicitations:

CUSIP/ISIN Numbers	Aggregate Outstanding Principal Amount	Title of Security	Total Consideration(1)	Base Offer Consideration(1)	Early Tender Premium(1)	Consent Fee(1)

38470R AD3 US38470RAD35	$375,000,000	9.875% Senior Subordinated Notes due October 7, 2014	$1,020	$995	$10	$15

38470R AH4 38470R AG6 US38470RAH49 US38470RAG65 USU3823CAC39	$253,378,000	8.25% Senior Notes due January 1, 2017	$1,020	$985	$10	$25

38470R AK7 38470R AJ0 US38470RAK77 US38470RAJ05 USU38520AD17	$250,000,000	8.25% Senior Notes due October 1, 2018	$1,020	$985	$10	$25

(1)	Per $1,000 principal amount of Notes.

Holders of Notes as of the Record Date wishing to be eligible to receive the Total Consideration must tender their Notes and separately deliver the related consents prior to the applicable “Early Tender/Consent Deadline” (and not validly withdraw such tenders or validly revoke such consents). The expiration date for the tender offers is 8:00 a.m., New York City time, on August 4, 2011.

The amendments to the tender offers and consent solicitations for the Senior Notes are set forth in Supplement No. 1, dated July 18, 2011 (the “Supplement”), to the Statement. Holders are urged to read the Statement, the Supplement and the related Consent Letter carefully. Except as described in this release and the Supplement, all terms and conditions of the tender offers and consent solicitations are unchanged.

The Issuers have engaged Credit Suisse Securities (USA) LLC (“Credit Suisse”) as Dealer Manager for the tender offers and as Solicitation Agent for the consent solicitations. Persons with questions regarding the tender offers and consent solicitations should contact Credit Suisse at (800) 820-1653 (toll free) or (212) 538-2147 (collect). Requests for copies of the Statement, the Consent Letter or other tender offer and consent solicitation materials may be directed to D.F. King & Co., Inc., the Information Agent, at (800) 714-3312 (toll free), (212) 269-5550 (collect) or graham@dfking.com.

This press release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the Notes. The tender offers and consent solicitations are being made only pursuant to the Statement, the Supplement, the Consent Letter and related materials. Noteholders and investors should read carefully the Statement, the Supplement, the Consent Letter and related materials because they contain important information, including the various terms of and conditions to the tender offers and consent solicitations.